Exhibit 10.1

AMENDMENT TO RESTRICTED STOCK TRUST AGREEMENT

UNDER THE 1993 STOCK INCENTIVE PLAN

This Amendment (the “Amendment”) is hereby entered into effective as of April 21, 2006, by and between Wyeth (the “Company”) and Jack M. O’Connor (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee entered into on April 20, 1994, a Declaration of Trust and Trust Agreement (the “Trust Agreement”), to implement various Restricted Stock Performance Award Agreements entered into from time to time by and between the Company and key employees and directors initially under the 1993 Stock Incentive Plan and the 1994 Restricted Stock Plan for Non-Employee Directors; and

WHEREAS, the Trust Agreement has been amended from time to time; and

WHEREAS, the Company and the Trustee desire to further amend the Trust Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows, effective as of January 1, 2006:

1. The Trust Agreement shall be referred to as “The Restricted Stock Trust Agreement Under the Wyeth Stock Incentive Plans”.

2. All references in the Trust Agreement to “the Plan” shall be deemed to include each of the following plans of the Company (i) the 1993 Stock Incentive Plan, (ii) the 1996 Stock Incentive Plan, (iii) 1999 Stock Incentive Plan, (iv) the 2002 Stock Incentive Plan, (v) the 2005 Stock Incentive Plan, (vi) the 1994 Restricted Stock Plan for Non-Employee Directors and (vii) the 2006 Non-Employee Directors Stock Incentive Plan.

3. The first two sentences of Section 6.3 of the Trust Agreement are hereby amended to read in their entirety as follows:

Each Participant shall have the right and shall be afforded the opportunity to instruct the Trustee how to vote the shares of Company Stock held in such Participant’s Account. The Trustee shall only vote shares of Company Stock for which he receives instructions from a Participant. Accordingly, the Trustee shall have no right to, and shall not, vote shares of Company Stock for which he receives no instruction from a Participant.

4. Except as specifically set forth herein, all other provisions of the Trust Agreement shall remain unchanged and in full force effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed April 21, 2006.

By:	/s/ Jack M. O’Connor
Jack M. O’Connor

By:	/s/ Mary Katherine Wold
Mary Katherine Wold Wyeth

Attested:

/s/ Eileen M. Lach
Eileen M. Lach Corporate Secretary